UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2005

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

At the close of business on October 3, 2005, Family Dollar Stores, Inc. (the “Company”), entered into an Enhanced Overnight Share Repurchase Agreement (the “OSR Agreement”) with Bank of America, N.A. (the “Bank”) pursuant to which on October 4, 2005, the Company repurchased ten million shares of the Company’s common stock (the “Shares”), equivalent to approximately 6% of its outstanding common stock.

The initial purchase price for the Shares was $19.97 per share or $199,700,000.  The acquisition of the Shares was funded from the proceeds of the Company’s issuance of $250 million in senior notes due September 27, 2015, as announced in the Company’s press release on September 28, 2005, a copy of which was filed as Exhibit 99 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission that same day.

Pursuant to the OSR Agreement, the Bank will purchase ten million Shares in the open market over the next approximately three to five months, and upon completion of such purchases, the Company will either pay to or receive from the Bank the difference between the initial purchase price and the weighted average price of the Shares acquired by the Bank during such trading period (the “Price Adjustment”).   The Company has mitigated its risk with respect to increases in the price of its Shares by purchasing a cap on the Price Adjustment with respect to five million of the repurchased Shares.  This cap is equal to 115% of the Bank’s average price of Shares acquired in order to set the amount of the Bank’s hedge in the days immediately following the Company’s repurchase transaction.  The Company may fulfill its Price Adjustment payment obligations to the Bank, if any, in either cash or by the delivery of Shares to the Bank.  The Shares repurchased by the Company pursuant to the OSR Agreement will become authorized but unissued shares.

The foregoing does not constitute a complete summary of the terms of the OSR Agreement, and reference is made to the complete agreement, which is attached hereto as Exhibit 10 and incorporated herein by reference.

The Company issued a press release on October 4, 2005, regarding the transaction described above, a copy which is filed as Exhibit 99 to this report and which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit 10	Enhanced Overnight Share Repurchase Agreement dated October 3, 2005, between Family Dollar Stores, Inc. and Bank of America, N.A.

Exhibit 99	News release dated October 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	October 4, 2005	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel

Exhibit Index

Exhibit No.	Document Description

Exhibit 10	Enhanced Overnight Share Repurchase Agreement dated October 3, 2005, between Family Dollar Stores, Inc. and Bank of America, N.A.

Exhibit 99	News release dated October 4, 2005